As filed with the Securities and Exchange Commission on January 10, 2023

Registration No. 333-250207

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Novartis AG

(Exact name of registrant as specified in its charter)

Switzerland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Address of principal executive offices)

Novartis AG Long Term Incentive Plan

Novartis AG Deferred Share Bonus Plan

Novartis Corporation 2011 Stock Incentive Plan for North American Employees

(Full title of the plan)

Karen L. Hale

Chief Legal Officer

Novartis AG

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Name and address of agent for service)

+41 61 324 1111

(Telephone number, including area code, of agent for service)

Copy to:

David M. Lynn

Morrison & Foerster LLP

2100 L Street, NW

Washington, D.C. 20037

(202) 778-1603

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8, File No. 333-250207 (the “Registration Statement”) is filed by Novartis AG solely for the purpose of: (i) updating the incorporation by reference of the Articles of Incorporation of Novartis AG and the Regulations of the Board of Directors, the Board Committees and the Executive Committee of Novartis AG; (ii) updating the incorporation by reference of the Form of Second Amended and Restated Deposit Agreement among Novartis AG, JPMorgan Chase Bank, N.A., as depositary, and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder, including the Form of ADR attached as Exhibit A thereto, and eliminating exhibits that are no longer required to be filed as a result of this update; (iii) filing the Novartis AG Long Term Incentive Plan, adopted on January 22, 2014, and amended and restated on December 15, 2022, as Exhibit 4.5 to the Registration Statement; (iv) filing the Novartis AG Deferred Share Bonus Plan, adopted on January 22, 2014, and amended and restated on December 15, 2022, as Exhibit 4.6 to the Registration Statement; and (v) filing the Novartis Corporation 2011 Stock Incentive Plan for North American Employees, adopted on November 11, 2010, and amended and restated on December 9, 2022, as Exhibit 4.7 to the Registration Statement. No additional securities are being registered. All items have been omitted from the Post-Effective Amendment other than the facing page, this explanatory note, Item 8, the signature page, Exhibit 4.5, Exhibit 4.6 and Exhibit 4.7.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	EXHIBITS

Exhibit Number	Exhibit
4.1	Articles of Incorporation of Novartis AG, as amended March 2, 2021 (English translation) (incorporated by reference to Exhibit 4.1 to Novartis AG’s registration statement on Form S-8 (File No. 333-258081) as filed with the Commission on July 22, 2021)

4.2	Regulations of the Board of Directors, the Board Committees and the Executive Committee of Novartis AG, effective January 1, 2021 (incorporated by reference to Exhibit 1.2 to Novartis AG’s Annual Report on Form 20-F (File No. 001-15024) as filed with the Commission on January 26, 2021)

4.3	Form of Second Amended and Restated Deposit Agreement among Novartis AG, JPMorgan Chase Bank, N.A., as depositary, and all Holders and Beneficial Owners from time to time of American Depositary Receipts (“ADRs”) issued thereunder, including the Form of ADR attached as Exhibit A thereto (incorporated by reference to Exhibit (a) to Novartis AG’s registration statement on Form F-6 (File No. 333-198623) as filed with the Commission on December 16, 2022)

4.4	Form of American Depositary Receipt (included as Exhibit A to Exhibit 4.3)

4.5*	Novartis AG Long Term Incentive Plan, adopted on January 22, 2014, and amended and restated on December 15, 2022

4.6*	Novartis AG Deferred Share Bonus Plan, adopted on January 22, 2014, and amended and restated on December 15, 2022

4.7*	Novartis Corporation 2011 Stock Incentive Plan for North American Employees, adopted on November 11, 2010, and amended and restated on December 9, 2022

5.1	Opinion of Bär & Karrer AG (incorporated by reference to Novartis AG’s registration statement on Form S-8 (File No. 333-250207) as filed with the Commission on November 19, 2020)

23.1	Consent of Independent Auditors - PricewaterhouseCoopers AG (incorporated by reference to Novartis AG’s registration statement on Form S-8 (File No. 333-250207) as filed with the Commission on November 19, 2020)

24	Powers of Attorney (incorporated by reference to the signature page of Novartis AG’s registration statement on Form S-8 (File No. 333-250207) as filed with the Commission on November 19, 2020)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-250207) to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, Switzerland on January 10, 2023.

NOVARTIS AG

By:	/s/ Christian Rehm
	Name:	Christian Rehm
	Title:	Authorized Signatory

By:	/s/ Daniel Weiss
	Name:	Daniel Weiss
	Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-250207) has been signed by the following persons in the capacities indicated on this 10th day of January, 2023.

SIGNATURE	TITLE

*	Chief Executive Officer
Vasant Narasimhan, M.D.	(principal executive officer)

*	Chief Financial Officer
Harry Kirsch	(principal financial and accounting officer)

*	Chair of the Board of Directors
Joerg Reinhardt, Ph.D.

*	Vice-Chair of the Board of Directors
Simon Moroney, D.Phil.

*	Director
Nancy C. Andrews, M.D. Ph.D.

*	Director
Ton Buechner

*	Director
Patrice Bula

*	Director
Elizabeth Doherty

*	Director
Bridgette Heller

Director
Daniel Hochstrasser

*	Director
Frans van Houten

*	Director
Andreas von Planta, Ph.D.

SIGNATURE	TITLE

Director
Ana de Pro Gonzalo

*	Director
Charles L. Sawyers, M.D.

*	Director
William T. Winters

*By:	/s/ Christian Rehm
Christian Rehm
As Attorney-In-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-250207) to be signed on its behalf by the undersigned, thereunto duly authorized, in East Hanover, New Jersey on January 10, 2023.

/s/ Jaime Huertas
Jaime Huertas